EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is made effective as of May 12, 2010 (the "Effective Date"), by and between Atlantic Coast Bank (the "Bank") and Carl W. Insel (the "Executive"), and supersedes and replaces the prior employment agreement dated January 1, 2010. References herein to the "Company" mean Atlantic Coast Federal Corporation, which owns 100% of the common stock of the Bank. The Company is a signatory to this Agreement for the sole purpose of guaranteeing the Bank's performance hereunder. Any reference to the "Employer" shall mean both the Company and the Bank.

     WHEREAS, the Executive is currently employed as Executive Vice President - Commercial/Retail Sales of the Employer; and

     WHEREAS, Executive is willing to serve the Employer on the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the term of this Agreement, Executive agrees to serve as Executive Vice President - Commercial Lending of the Bank (the "Executive Position"), and will perform all duties and will have all powers associated with such position as set forth in the job description for such Executive Position as established by the Employer. During the term of the Agreement, Executive also agrees to serve, if elected, as an officer and/or director of any subsidiary or affiliate of Employer and in such capacity carry out such duties and responsibilities reasonably appropriate to that office.

2.   TERM AND DUTIES.

     (a) Three Year Contract; Annual Renewal. The term of Executive's employment under this Agreement shall commence as of the Effective Date and shall continue thereafter for a period of three (3) years. Commencing on the first anniversary date of this Agreement (the "Anniversary Date") and continuing on each Anniversary Date thereafter, the term of this Agreement shall renew for an additional year such that the remaining term of this Agreement is always three
(3) years provided, however, that in order for the Agreement to renew, the disinterested members of the Board of Directors of the Bank (the "Board") must take the following actions prior to each non-renewal notice period (as described in the next sentence): (i) at least sixty (60) days prior to the Anniversary Date, conduct a comprehensive performance evaluation and review of Executive for purposes of determining whether to extend the Agreement; and (ii) affirmatively approve the renewal or non-renewal of the Agreement, which decision shall be included in the minutes of the Board's meeting. If the decision of such disinterested members of the Board is not to renew the Agreement, then the Board shall provide the Executive with a written notice of non-renewal ("Non-Renewal Notice") at least thirty (30) days and not more than sixty (60) days prior to any Anniversary Date, such that this Agreement shall terminate at the end of twenty-four (24) months following such Anniversary Date.

     (b) Termination of Agreement. Notwithstanding anything contained in this Agreement to the contrary, either Executive or the Employer may terminate Executive's employment with the Employer at any time during the term of this Agreement, subject to the terms and conditions of this Agreement.

     (c) Continued Employment Following Termination of Employment Period. Nothing in this Agreement shall mandate or prohibit a continuation of Executive's employment following the expiration of the term of this Agreement, upon such terms and conditions as the Employer and Executive may mutually agree.

     (d) Duties; Membership on Other Boards. During the Employment Period, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the Chief Executive Officer, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Employer; provided, however, that, with the approval of the Chief Executive Officer, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in the Chief Executive Officer's judgment, will not present any conflict of interest with the Employer, or materially affect the performance of Executive's duties pursuant to this Agreement it being understood that membership in and service on boards or committees of social, religious, charitable or similar organizations does not require Chief Executive Officer approval pursuant to this Section. For purposes of this Section, Chief Executive Officer approval shall be deemed to have been granted as to service with any such business company or organization that Executive was serving as of the date of this Agreement and disclosed to the Chief Executive Officer.

3.   COMPENSATION, BENEFITS AND REIMBURSEMENT.

     (a) Base Salary. The Employer shall pay Executive a salary of not less than $175,000 per year ("Base Salary"). Such Base Salary shall be payable biweekly, or with such other frequency as officers and employees are generally paid. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually. Such review shall be conducted by the Chief Executive Officer, and the Employer may increase, but not decrease, Executive's Base Salary (with any increase in Base Salary to become "Base Salary" for purposes of this Agreement).

     (b) Bonus and Incentive Compensation. Executive shall be entitled to incentive compensation and bonuses as provided in any plan or arrangement of the Employer in which Executive is eligible to participate or as agreed to by the Bank and the Executive. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement. Subject to the terms of the relevant plan documents, payments of bonuses and incentive compensation are dependent on the Board's review of Executive's performance for the relevant period and shall be paid at the Board's discretion.

     (c) Employee Benefits. Executive shall be entitled to participate in all employee benefit plans, programs and arrangements as generally provided by the Employer to senior executive officers and for which Executive shall qualify. Executive is also entitled to receive reimbursement for a country club membership of the Executive's choosing, not to exceed $5,000 (net after taxes) annually.

     (d) Paid Time Off. Executive shall be entitled to paid vacation time each year during the term of this Agreement (measured on a fiscal or calendar year basis, in accordance with the Employer's usual practices), as well as sick leave, holidays and other paid absences in accordance with the Employer's policies and procedures for senior executives. Any unused paid time off during an annual period shall be treated in accordance with the Employer's personnel policies as in effect from time to time.

     (e) Expense Reimbursements. During the Employment Period, the Employer shall pay or reimburse Executive for all reasonable travel, entertainment and other reasonable expenses incurred by Executive during the course of performing his obligations under this Agreement, upon presentation to the Employer of an itemized account of such expenses in such form as the Employer may reasonably require. All reimbursements under this Section 3(e) shall be paid as soon as practicable by the Employer; provided, however, that no payment shall be made later than March 15 of the year immediately following the year in which the expense was incurred.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the term of this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

          (i) the involuntary termination by the Bank of Executive's full-time employment hereunder for any reason other than a termination due to "Disability" or death, as set forth in Section 6; or a termination upon "Retirement," as defined in Section 7 or a termination for "Cause," as defined in Section 8; and

          (ii) Executive's voluntary resignation within two years after any of the following, unless consented to by Executive (where any vote by Executive in performance of his duties as a member of the Board in favor of such action shall constitute express consent of Executive to such action):

               (A) a relocation of Executive's principal place of employment to a location that is more than 50 miles from Jacksonville, Florida;

               (B) a material reduction in the benefits and perquisites, including Base Salary, to Executive from those being provided as of the Effective Date (except for any reduction that is part of a reduction in pay or benefits that is generally applicable to officers or employees of the Bank) or;

               (C) a material breach of this Agreement by the Employer; provided, however, that a change in the Executive's title or duties will not be considered a material breach of this Agreement.

     Upon the occurrence of any event described in clause (ii) above ("Good Reason"), Executive shall have the right to elect to terminate his employment under this Agreement by resignation within two years after the initial occurrence of such condition upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed ninety (90) days) after the initial event giving rise to the right to elect; provided, however, that the Bank shall be given at least thirty (30) days to remedy the condition before the Executive terminates employment. Such voluntary termination for Good Reason by Executive shall be an Event of Termination.

     (b) Upon the occurrence of an Event of Termination, the Employer shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a lump sum in cash equal to three (3) times (i) the highest annual rate of Base Salary paid to Executive at any time under this Agreement and (ii) the highest annual bonus and non-equity incentive compensation paid to the Executive over the most recent three (3) calendar years prior to the Event of Termination; provided however, that, to the extent required by regulations or interpretations of the Office of Thrift Supervision, all severance payments under the Agreement shall be reduced not to exceed three (3) times Executive's average annual compensation (as defined in such regulations or interpretations) over the most recent five (5) taxable years. Such payment shall not be reduced in the event Executive obtains other employment following the Event of Termination. Notwithstanding the foregoing, in the event Executive is a "Specified Employee" (as defined in the Internal Revenue Code (the "Code")
Section 409A and the  regulations  thereunder) to the extent required under Code
Section 409A, no payment shall be made to Executive prior to the first day of the seventh month following the Event of Termination.

     (c) Upon the occurrence of an Event of Termination, the Bank shall provide at the Bank's expense, life and disability insurance coverage and non-taxable medical and dental insurance coverage substantially comparable to the coverage maintained by the Bank for Executive and his family prior to the Event of Termination, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage shall cease upon the earlier of
(i) thirty-six (36) months following the Event of Termination or (ii) Executive's obtaining substantially similar coverage from a new employer.

5.   CHANGE IN CONTROL.

     (a) In the event that the aggregate payments or benefits to be made or afforded to Executive in the event of a change in control as defined in Code
Section 280G and that would be deemed to include an "excess parachute payment" under Code Section 280G or any successor thereto, then at the election of Executive, (i) such payments or benefits shall be payable or provided to Executive over the minimum period necessary to reduce the present value of such payments or benefits to an amount that is one dollar ($1.00) less than three times Executive's "base amount" under such Code Section 280G, or (ii) the payments or benefits to be provided under this Agreement shall be reduced to the extent necessary to avoid treatment as an excess parachute payment, with the allocation of the reduction among such payments and benefits to be determined by Executive. Notwithstanding anything in this subsection to the contrary, a change in control shall not be deemed to have occurred upon the conversion of the Company's mutual holding company parent to stock form, or in connection with any reorganization used to effect such a conversion.

6.   TERMINATION FOR DISABILITY OR DEATH.

     (a) Termination of Executive's employment based on "Disability" shall be construed to comply with Section 409A of the Internal Revenue Code and shall be deemed to have occurred if: (i) Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than twelve (12) months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than twelve (12) months, Executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank or the Company; or (iii) Executive is determined to be totally disabled by the Social Security Administration. The provisions of Sections 6(b) and (c) shall apply upon the termination of the Executive's employment based on Disability.

     (b) Executive shall be entitled to receive Base Salary earned until the date of Executive's termination of employment due to Disability, plus payment for unused vacation, personal leave, sick leave and other vested benefits, as well as payment under any short- or long-term disability plan maintained by the Bank.

     (c) The Bank shall cause to be continued life, disability, and non-taxable medical and dental insurance coverage substantially comparable to the coverage maintained by the Bank for the Executive prior to the termination of his employment based on Disability, except to the extent such coverage may be changed in its application to all Bank employees or not available on an individual basis to an employee terminated based on Disability. This coverage shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank; (ii) Executive's full-time employment by another employer; or (iii) Executive's death.

     (d) In the event of Executive's death during the term of this Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall be paid Executive's earned but unpaid Base Salary through Executive's date of death, and the Employer shall pay all premiums for six (6) months following Executive's date of death for medical, dental and other insurance benefits normally provided for Executive's family. Such payments are in addition to any other benefits that Executive's beneficiaries may be entitled to receive under any employee benefit plan maintained by the Bank for the benefit of Executive, including, but not limited to, the Bank's life insurance and tax-qualified and non-qualified retirement plans.

7.   TERMINATION UPON RETIREMENT.

     Termination of Executive's employment based on "Retirement" shall mean termination of Executive's employment at age sixty-five (65) or in accordance with any retirement policy established by the Board with Executive's consent with respect to him. Upon termination of Executive based on Retirement, no amounts or benefits shall be due Executive under this Agreement, and Executive shall be entitled to all benefits under any retirement plan of the Employer and other plans to which Executive is a party.

8.   TERMINATION FOR CAUSE.

     (a) The Employer may terminate the Executive's employment at any time, but any termination other than Termination for Cause, as defined herein, shall not prejudice the Executive's right to compensation or other benefits under the Agreement. The Executive shall have no right to receive compensation or other benefits for any period after Termination for "Cause." Termination for "Cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Code of Ethics of either the Bank or the Company, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Company or the Bank, willfully engaging in actions that in the reasonable opinion of the Chief Executive Officer or the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Company or the Bank, failure to perform stated duties after receiving written notice of Executive's failure to perform assigned duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

     (b) For purposes of this Section 8, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Employer. Any act, or failure to act, based upon the direction of the Chief Executive Officer or based upon the advice of counsel for the Employer shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Employer.

     (c) The basis for determining whether Cause exists shall not be deemed to include any impact on the Company's or the Bank's business, properties, assets, liabilities, results of operations, financial condition or business from (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in GAAP or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally, or (c) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel in the United States.

     (d) Termination for Cause shall require the affirmative vote of a majority of the members of the Bank's Board, acting in good faith with respect to such termination, provided, however, that on or after the earliest date on which a change in control as defined in Section 5 occurs, such a determination shall require the affirmative vote of at least three fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a 60-day period following the date on which the Board shall by written notice to the Executive, furnish him a statement of its grounds for proposing to make such determination, during which period the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by his legal counsel at such presentations, or to refute the grounds for the proposed determination.

9.   NOTICE.

     (a) Any purported termination by the Bank for Cause shall be communicated by Notice of Termination to Executive. If, within thirty (30) days after any Notice of Termination for Cause is given, Executive notifies the Bank that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration, as provided in Section 19. Notwithstanding the pendency of any such dispute, the Employer shall discontinue paying Executive's compensation until the dispute is finally resolved in accordance with this Agreement. If it is determined that Executive is entitled to compensation and benefits under Section 4, the payment of such compensation and benefits by the Employer shall commence immediately following the date of resolution by arbitration, with interest due Executive on the cash amount that would have been paid pending arbitration (at the prime rate as published in The Wall Street Journal from time to time).

     (b) Any other purported termination by the Bank or by Executive shall be communicated by a "Notice of Termination" (as defined in Section 9(c)) to the other party. If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration as provided in Section 19. Notwithstanding the pendency of any such dispute, the Employer shall continue to pay Executive his Base Salary, and other compensation and benefits in effect when the notice giving rise to the dispute was given (except as to termination of Executive for Cause); provided, however, that such payments and benefits shall not continue beyond the date that is twenty-four (24) months from the date the Notice of Termination is given. In the event the voluntary termination by Executive of his employment is disputed by the Bank, and if it is determined in arbitration that Executive is not entitled to termination benefits pursuant to this Agreement, he shall return all cash payments made to him pending resolution by arbitration, with interest thereon at the prime rate as published in The Wall Street Journal from time to time, if it is determined in arbitration that Executive's voluntary termination of employment was not taken in good faith and not in the reasonable belief that grounds existed for his voluntary termination. If it is determined that Executive is entitled to receive severance benefits under this Agreement, then any continuation of Base Salary and other compensation and benefits made to Executive under this Section 9 shall offset the amount of any severance benefits that are due to Executive under this Agreement.

     (c) For purposes of this Agreement, a "Notice of Termination" shall mean a written notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

10.  POST-TERMINATION OBLIGATIONS.

     (a) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank, in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, however, that Executive shall not be required to provide information or assistance with respect to any litigation between the Executive and the Bank or any of its subsidiaries or affiliates.

11.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive, and if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Employer or any predecessor of the Employer and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.  NO ATTACHMENT; BINDING ON SUCCESSORS.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Employer and their respective successors and assigns.

14.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.  REQUIRED PROVISIONS.

     (a) The Bank may terminate Executive's employment at any time, but any termination by the Board other than termination for Cause shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after termination for Cause.

     (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) [12 U.S.C.  ss.1818(e)(3)] or 8(g)(1) [12 U.S.C.  ss.1818(g)(1)]
of the Federal Deposit Insurance Act, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) [12 U.S.C.  ss.1818(e)(4)] or 8(g)(1) [12 U.S.C.  ss.1818(g)(1)]
of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x)(1) [12 U.S.C. ss.1813(x)(1)] of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) [12 U.S.C. ss.1823(c)] of the Federal Deposit
Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Bank or the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

16.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Georgia but only to the extent not superseded by federal law.

19.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, as an alternative to civil litigation and without any trial by jury to resolve such claims, conducted by a panel of three arbitrators sitting in a location selected by Executive within fifty (50) miles from the main office of the Bank, in accordance with the rules of the American Arbitration Association's National Rules for the Resolution of Employment Disputes ("National Rules") then in effect. One arbitrator shall be selected by Executive, one arbitrator shall be selected by the Bank and the third arbitrator shall be selected by the arbitrators selected by the parties. If the arbitrators are unable to agree within fifteen (15) days upon a third arbitrator, the arbitrator shall be appointed for them from a panel of arbitrators selected in accordance with the National Rules. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

20.  INDEMNIFICATION.

     Executive shall be provided with coverage under a standard directors' and officers' liability insurance policy, and shall be indemnified for the term of this Agreement and for a period of six years thereafter to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank or any affiliate (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board), provided, however, Executive shall not be indemnified or reimbursed for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by Executive. Any such indemnification shall be made consistent with Section 545.121 of the OTS Regulations and Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and the regulations issued thereunder in 12 C.F.R. Part 359.

21.  NOTICE.

     For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:



          To the Company:     Atlantic Coast Federal Corporation
                              Attn: Robert J. Larison, Jr., President
                              505 Haines Avenue
                              Waycross, Georgia 31501

          To the Bank:        Atlantic Coast Bank
                              Attn:  Robert J. Larison, Jr., President
                              505 Haines Avenue
                              Waycross, Georgia 31501

          To Executive:       Carl W. Insel
                              505 Haines Avenue
                              Waycross, Georgia 31501

                                   SIGNATURES


     IN WITNESS WHEREOF, the Company and the Bank have each caused this Agreement to be executed by its duly authorized representative, and Executive has signed this Agreement, effective as of the date first above written.

                                       ATLANTIC COAST FEDERAL CORPORATION



May 12, 2010                           By: /s/ Robert J. Larison, Jr.
-----------------------------              ------------------------------------
Date                                       Robert J. Larison, Jr., President
                                           and Chief Executive Officer


                                       ATLANTIC COAST BANK



May 12, 2010                           By: /s/ Robert J. Larison, Jr.
-----------------------------              ------------------------------------
Date                                       Robert J. Larison, Jr., President
                                           and Chief Executive Officer


                                       EXECUTIVE


May 12, 2010                           /s/ Carl W. Insel
-----------------------------          ----------------------------------------
Date                                   Carl W. Insel